                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   Form 8-K

                                CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): Apr. 17, 2000 (Apr. 11, 2000)

                  CLARITI TELECOMMUNICATIONS INTERNATIONAL LTD.
                  ---------------------------------------------
               (Exact name of Registrant as specified in charter)


     Delaware                    33-90344                     23-2498715
     -------------------------------------------------------------------
   (State or other             (Commission                  (IRS Employer
   jurisdiction of             File Number)                 Identification
   incorporation)                                           Number)


             1735 Market Street, Mellon Bank Center, Suite 1300
                    Philadelphia, Pennsylvania    19125
         --------------------------------------------------------
         (Address of principal executive offices)      (Zip Code)


                                215-979-3600
                                ------------
           (Registrant's telephone number, including area code)


                               Not Applicable
                               --------------
         (Former name or former address, if changed since last report)














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Item 5.  Other Events.

     In April 2000, Clariti Telecommunications International, Ltd. ("Clariti") completed a private placement to several foreign institutional investors of 3,850,000 shares of its common stock for aggregate proceeds of $10,588,000 which, after commissions of $1,165,000, resulted in net proceeds to Clariti of $9,423,000. In connection with this private placement, Clariti also issued 1,060,000 warrants to purchase Clariti common stock at a price of $3.025 per share. These warrants expire in April 2003. These securities issuances are exempt from registration with the Securities and Exchange Commission pursuant to Regulation S as transactions with non-U.S. persons or Section 4(2) as transactions by an issuer not involving any public offering in that said transactions involved the issuance by Clariti of shares of its common stock to financially sophisticated entities who are fully aware of Clariti's activities, as well as its business and financial condition, and acquired said securities for investment purposes. Clariti plans to use these funds for general corporate purposes and working capital needs of its subsidiaries.







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                                 Signature
                                 ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 CLARITI TELECOMMUNICATIONS
                                                 INTERNATIONAL, LTD.
                                                 (Registrant)

April 17, 2000

                                                 By: s/James M. Boyd, Jr.
                                                     --------------------
                                                     James M. Boyd, Jr.
                                                     Vice President of Finance
                                                     and Chief Accounting
                                                     Officer



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